Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Janus Henderson Group plc of our report dated February 26, 2019 relating to the financial statements, which appears in Janus Henderson Group plc's Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

February 4, 2021